Exhibit 99.1

KINGSWAY CLOSES ACQUISITION OF PWI HOLDINGS

Itasca, Illinois (December 1, 2020) – (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway”) today announced the closing of its acquisition of PWI Holdings, Inc. (collectively with its subsidiaries Preferred Warranties, Inc., Superior Warranties, Inc., Preferred Warranties of Florida, Inc., and Preferred Nationwide Reinsurance Company, Ltd., “PWI”). The addition of PWI further strengthens Kingsway’s position in the vehicle service contract and extended warranty industry.

“PWI is an excellent complement to Kingsway’s portfolio of vehicle service contract and extended warranty businesses,” said Kingsway President and CEO, J.T. Fitzgerald. “PWI has shown that it has the ability to continue its strong financial performance in spite of the challenges posed by the ongoing pandemic. We look forward to helping the PWI team continue to grow their business.” For the twelve month period ending September 30, 2020, PWI had $4.2 million of unaudited GAAP income before income taxes and $6.6 million of unaudited Non-GAAP EBITDA. A reconciliation of GAAP income before income taxes to Non-GAAP EBITDA is presented on the attached schedule. Even after taking into consideration the anticipated effects of purchase accounting and anticipated increases in expenses on a standalone basis, Kingsway expects the acquisition to be accretive.

“We are thrilled to join the Kingsway team,” said Edmund Field, President of PWI. “The Kingsway model of buying businesses with an eye toward long-term growth and value creation makes Kingsway the perfect home for PWI. I look forward to working with J.T. and the rest of the Kingsway team going forward.”

In connection with the acquisition, Kingsway fully repaid a legacy loan (the “KWH Legacy Loan”) to Kingsway Warranty Holdings LLC ("KWH").

Kingsway financed the acquisition and the payoff of the KWH Legacy Loan with a combination of debt financing provided by CIBC Bank USA and cash on hand. KWH borrowed a total of $25.7 million, $24.7 million in the form of a term loan and $1 million in the form of a revolver (together, the “KWH New Loan”). The KWH New Loan has a variable interest rate, with the initial annual interest rate equal to 3.75%. The KWH New Loan requires quarterly principal and interest payments and the term loan matures on December 1, 2025. Based upon current interest rates, Kingsway anticipates incurring slightly less total interest expense under the KWH New Loan than the KWH Legacy Loan.
About Kingsway

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1
Non U.S. GAAP Financial Measure

The Company believes that non-GAAP EBITDA, when presented in conjunction with the comparable GAAP measure, provides useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliation, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedule, the Company believes that non-GAAP EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in Kingsway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”). Except as expressly required by applicable securities law, Kingsway disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of the 2019 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through Kingsway’s website at www.kingsway-financial.com.

Exhibit 99.1
Kingsway Financial Services Inc.
Reconciliation of PWI GAAP Income before Income Taxes to PWI Non-GAAP EBITDA
For the Twelve Months Ended September 30, 2020
(in thousands)
(UNAUDITED)

PWI GAAP income before income taxes	$ 4,171

Non-GAAP Adjustments:
Amortization of intangible assets	2,352
Depreciation	52
Interest	--
Total Non-GAAP Adjustments	2,404

PWI Non-GAAP EBITDA	$ 6,575